SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 31, 2006
(Date of earliest event reported)

HEALTH PARTNERSHIP INC.
(Exact name of registrant as specified in the charter)

COLORADO (State or other jurisdiction of incorporation)	000-28711 (Commission File No.)	84-1361341 (IRS Employer Identification No.)

3111 North Seminary, Suite 1N
Chicago, Illinois 60657
(Address of Principal Executive Offices)
(312) 952-7100
Registrant’s telephone number including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, Health Partnership Inc., a Colorado corporation (the “Company”), entered into a Note Purchase Agreement (the “Agreement”) with Douglas J. Stukel (the “Lender”). Pursuant to the terms of the Agreement, Lender has loaned $300,000 to the Company. In exchange, the Company has issued to Lender a note in the aggregate principal amount of $300,000, which accrues interest at ten percent (10%) per annum and matures on the earlier of (i) July 31, 2006 or (ii) the day upon which the Company breaks escrow with respect to the sale of its common stock pursuant to its Confidential Private Placement Memorandum dated February 13, 2006 or any other substitute financing therefor. In addition, the Company agreed to pay back all monies advanced by Lender on a priority basis prior to the repayment of any present or future indebtedness of the Company. The Lender is the president and a member of the Company’s board of directors. A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 9.01 Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of March 31, 2006, between Health Partnership Inc., a Colorado corporation, and Douglas J. Stukel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH PARTNERSHIP INC.

Dated: April 5, 2006	By:	/s/ Gerard M. Jacobs
Gerard M. Jacobs, Chief Executive Officer